EXHIBIT 99.1

AvePoint Announces Second Quarter 2025 Financial Results

Total quarterly revenue surpassed $100 million for the first time
Second quarter SaaS revenue of $77.3 million, representing 44% year-over-year growth, 40% on a constant currency basis
Second quarter Total revenue of $102.0 million, representing 31% year-over-year growth, 27% on a constant currency basis
Total ARR of $367.6 million, representing 27% year-over-year growth

JERSEY CITY, N.J., Aug. 07, 2025 (GLOBE NEWSWIRE) -- AvePoint (NASDAQ: AVPT), the global leader in data security, governance and resilience, today announced financial results for the second quarter ended June 30, 2025.

“Highlighted by outperformance on both the top and bottom line, AvePoint’s exceptional second quarter results are further evidence of our ability to efficiently deliver the integrated data security, governance and resilience solutions that organizations need to thrive in the AI era,” said Dr. Tianyi Jiang (TJ), CEO and Co-Founder, AvePoint. “Additionally, crossing the $100 million revenue milestone this quarter is a powerful validation of our innovation, strategy, and the trust our customers and partners place in us. With strong momentum and multiple growth vectors to $1 billion in ARR by 2029, we continue to lead in this evolving landscape and remain focused on turning today’s complexity into tomorrow’s opportunity.”

Second Quarter 2025 Financial Highlights

  Revenue: Total revenue was $102.0 million, up 31% from the second quarter of 2024. Within total revenue, SaaS revenue was $77.3 million, up 44% from the second quarter of 2024.
  Gross Profit: GAAP gross profit was $75.5 million, compared to $59.0 million for the second quarter of 2024. GAAP gross margin was 74.0%, compared to 75.7% for the second quarter of 2024. Non-GAAP gross profit was $76.3 million, compared to $59.4 million for the second quarter of 2024. Non-GAAP gross margin was 74.8%, compared to 76.2% for the second quarter of 2024.
  Operating Income/(Loss): GAAP operating income was $7.1 million, compared to a GAAP operating loss of $(2.1) million for the second quarter of 2024. GAAP operating margin was 7.0%, compared to (2.7)% in the second quarter of 2024. Non-GAAP operating income was $18.8 million, compared to $8.7 million for the second quarter of 2024. Non-GAAP operating margin was 18.4%, compared to 11.2% in the second quarter of 2024.
  Cash, cash equivalents and short-term investments: $430.1 million as of June 30, 2025.
  Cash from operations: For the six months ended June 30, 2025, the Company generated $20.8 million of cash from operations, compared to $23.9 million generated in the prior year period.

Second Quarter 2025 Key Performance Indicators and Recent Business Highlights

  ARR as of June 30, 2025 was $367.6 million, up 27% year-over-year, both on a reported basis and when adjusted for FX.
  Adjusted for FX, dollar-based gross retention rate was 89%, while dollar-based net retention rate was 112%. On an as-reported basis, dollar-based gross retention rate was 88%, while dollar-based net retention rate was 112%.
  Expanded the AvePoint Confidence Platform with new Risk Posture, Optimization & ROI, and Resilience command centers, along with advanced Agentic AI security features, to deliver unified data governance, actionable insights, and scalable Copilot agent protection across distributed AI environments.
  Introduced advanced user lifecycle and device management, marketplace integration, and risk user insights to the AvePoint Elements Platform, empowering Managed Service Providers to streamline operations, enhance security, and drive profitability at scale.
  Named to Inc.’s Best Workplaces list for the second consecutive year, which honors organizations creating exceptional workplaces and company cultures and reflects the Company’s ongoing investment in its people.

Financial Outlook
The Company is raising its full-year guidance for all metrics. The Company’s updated full-year guidance for revenue and non-GAAP operating income includes the respective second quarter outperformance relative to guidance as well as incremental raises, and the Company’s updated full-year guidance for ARR includes a raise versus the Company’s prior full-year ARR guidance.

For the third quarter of 2025, the Company expects:

  Total revenues of $104.6 million to $106.6 million, or year-over-year growth of 18% to 20%. On a constant currency basis, the Company expects revenue growth of 16% to 18%.
  Non-GAAP operating income of $18.0 million to $19.0 million.

For the full year 2025, the Company now expects:

  Total ARR of $412.8 million to $418.8 million, or year-over-year growth of 26% to 28%. Adjusted for FX, the Company expects ARR growth of 24% to 26%.
  Total revenues of $406.6 million to $410.6 million, or year-over-year growth of 23% to 24%. On a constant currency basis, the Company expects revenue growth of 21% to 22%.
  Non-GAAP operating income of $68.3 million to $70.8 million.

Quarterly Conference Call

AvePoint will host a conference call today, August 7, 2025, to review its second quarter 2025 financial results and to discuss its financial outlook. The call is scheduled to begin at 4:30pm ET. You may access the call and register with a live operator by dialing 1 (833) 816-1428 for US participants and 1 (412) 317-0520 for outside the US. The passcode for the call is 0727391. Investors can also join by webcast by visiting https://www.avepoint.com/ir/events-and-presentations. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About AvePoint

Beyond Secure. AvePoint is the global leader in data security, governance, and resilience, going beyond traditional solutions to ensure a robust data foundation and enable organizations everywhere to collaborate with confidence. Over 25,000 customers worldwide rely on the AvePoint Confidence Platform to prepare, secure, and optimize their critical data across Microsoft, Google, Salesforce, and other collaboration environments. AvePoint’s global channel partner program includes approximately 5,000 managed service providers, value-added resellers, and systems integrators, with our solutions available in more than 100 cloud marketplaces. To learn more, visit www.avepoint.com.

Non-GAAP Financial Measures and Other Key Metrics

To supplement AvePoint’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (including percentage of revenue figures), non-GAAP operating income and non-GAAP operating margin, and key metrics include annual recurring revenue, dollar-based gross retention rate, and dollar-based net retention rate. The Company has included a reconciliation of GAAP to non-GAAP financial measures at the end of this press release. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense and the amortization of acquired intangible assets. The Company believes the presentation of its non-GAAP financial measures provides a better representation as to its overall operating performance. The presentation of AvePoint’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for its financial results prepared in accordance with GAAP, and AvePoint’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Annual Recurring Revenue. This metric is calculated as the annualized sum of contractually obligated Annual Contract Value (“ACV”) from SaaS, term license and support, and maintenance revenue sources from all active customers at the end of a reporting period. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, and the active contracts used in calculating ARR may or may not be extended or renewed by our customers. The Company believes this metric further enables measurement of its business performance, is an important metric for financial forecasting and better enables strategic decision making. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Dollar-based Gross Retention Rate. This metric is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. The Company then calculates ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based gross retention rate. The Company uses this metric as a measure of its ability to retain existing customers, and believes it is useful to investors for the same reason. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Dollar-based Net Retention Rate. This metric is calculated by starting with the ARR from all active customers as of 12 months prior to such period end, or Prior Period ARR. The Company then calculates ARR from these same customers as of the current period end, or Current Period ARR. Current Period ARR includes net expansion over the last 12 months but excludes ARR from new customers in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate. The Company uses this metric as a measure of its ability to expand business with existing customers, and believes it is useful to investors for the same reason. Because this metric does not have the effect of providing a numerical measure that is different from any comparable GAAP measure, the Company does not consider it a non-GAAP measure.

Guidance for non-GAAP financial measures excludes, as applicable, share-based compensation expense and the amortization of intangible assets related to acquisitions. A reconciliation of the guidance for non-GAAP financial measures to the corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability and significance of, the amounts of share-based compensation expense and amortization of intangible assets related to acquisitions that are excluded from the guidance, as well as changes in interest rates and foreign exchange rates, which impact other GAAP performance metrics. Accordingly, a reconciliation of the non-GAAP financial measures guidance to the corresponding GAAP measures for future periods is not available without unreasonable effort.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws including statements regarding the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint’s business and changes in AvePoint’s ability to implement business plans, forecasts, and ability to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of AvePoint’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Copies of these and other documents filed by AvePoint from time to time are available on the SEC's website, www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements after the date of this release, whether as a result of new information, future events, or otherwise, except as required by law. AvePoint does not give any assurance that it will achieve its expectations. Unless the context otherwise indicates, references in this press release to the terms “AvePoint,” “the Company,” “we,” “our” and “us” refer to AvePoint, Inc. and its subsidiaries.

Disclosure Information
AvePoint uses the https://www.avepoint.com/ir website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Investor Contact
AvePoint
Jamie Arestia
ir@avepoint.com
(551) 220-5654

Media Contact
AvePoint
Nicole Caci
pr@avepoint.com
(201) 201-8143

AvePoint, Inc. Condensed Consolidated Statements of Income (Loss) (In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue:
SaaS	$77,317	$53,643	$146,259	$104,954
Term license and support	8,922	10,983	20,112	20,988
Services	14,486	10,517	25,423	20,998
Maintenance	1,293	2,818	3,288	5,555
Total revenue	102,018	77,961	195,082	152,495
Cost of revenue:
SaaS	14,023	9,745	26,560	19,515
Term license and support	385	413	796	829
Services	11,920	8,647	22,718	18,720
Maintenance	151	137	304	320
Total cost of revenue	26,479	18,942	50,378	39,384
Gross profit	75,539	59,019	144,704	113,111
Operating expenses:
Sales and marketing	35,773	30,470	70,295	60,409
General and administrative	19,712	18,184	38,379	35,052
Research and development	12,960	12,503	25,649	22,989
Total operating expenses	68,445	61,157	134,323	118,450
Income (loss) from operations	7,094	(2,138)	10,381	(5,339)
Other (expense) income, net	(240)	(6,970)	1,346	(3,566)
Income (loss) before income taxes	6,854	(9,108)	11,727	(8,905)
Income tax expense	3,961	3,830	5,268	5,987
Net income (loss)	$2,893	$(12,938)	$6,459	$(14,892)
Net income (loss) attributable to noncontrolling interest	195	(129)	321	(367)
Net income (loss) available to common stockholders	$2,698	$(12,809)	$6,138	$(14,525)
Net income (loss) per share:
Basic	$0.01	$(0.07)	$0.03	$(0.08)
Diluted	$0.01	$(0.07)	$0.03	$(0.08)
Weighted average shares outstanding:
Basic	205,068	182,804	201,516	182,150
Diluted	229,179	182,804	226,951	182,150

AvePoint, Inc. Condensed Consolidated Balance Sheets (In thousands, except par value) (Unaudited)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$429,816	$290,735
Short-term investments	325	167
Accounts receivable, net	93,329	87,365
Prepaid expenses and other current assets	16,353	16,528
Total current assets	539,823	394,795
Property and equipment, net	6,224	5,289
Goodwill	38,818	17,715
Intangible assets, net	11,569	8,889
Operating lease right-of-use assets	18,343	15,954
Deferred contract costs	63,300	59,838
Other assets	22,052	16,575
Total assets	$700,129	$519,055
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,806	$2,352
Accrued expenses and other current liabilities	67,958	76,135
Current portion of deferred revenue	158,465	144,468
Total current liabilities	228,229	222,955
Long-term operating lease liabilities	11,592	9,909
Long-term portion of deferred revenue	11,773	8,840
Other liabilities	5,400	6,403
Total liabilities	256,994	248,107
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000 shares authorized, 211,139 and 194,071 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	21	19
Additional paid-in capital	953,446	779,007
Accumulated other comprehensive income	7,615	576
Accumulated deficit	(517,947)	(510,448)
Noncontrolling interest	—	1,794
Total stockholders’ equity	443,135	270,948
Total liabilities and stockholders’ equity	$700,129	$519,055

AvePoint, Inc. Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Six Months Ended
	June 30,
	2025	2024
Operating activities
Net income (loss)	$6,459	$(14,892)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,126	2,623
Operating lease right-of-use assets expense	4,301	3,134
Foreign currency remeasurement loss	4,053	1,162
Stock-based compensation	20,763	19,996
Deferred income taxes	(155)	(157)
Other	1,091	(45)
Change in value of earn-out and warrant liabilities	(408)	7,180
Changes in operating assets and liabilities:
Accounts receivable	285	5,364
Prepaid expenses and other current assets	2,591	5,079
Deferred contract costs and other assets	(5,438)	3,493
Accounts payable, accrued expenses, other current liabilities, operating lease liabilities and other liabilities	(23,872)	(9,457)
Deferred revenue	7,969	434
Net cash provided by operating activities	20,765	23,914
Investing activities
Maturities of investments	—	1,193
Purchases of investments	—	(1,405)
Repurchase of noncontrolling interest	(12,148)	—
Capitalization of internal-use software	(812)	(729)
Purchase of property and equipment	(2,479)	(896)
Issuance of notes receivables	—	(750)
Cash paid in business combinations, net of cash acquired	(14,893)	—
Net cash used in investing activities	(30,332)	(2,587)
Financing activities
Purchase of common stock	(18,954)	(19,151)
Proceeds from warrant exercises	157,723	—
Proceeds from stock option exercises	8,029	3,334
Repayments of finance leases	(4)	(3)
Net cash provided by (used in) financing activities	146,794	(15,820)
Effect of exchange rates on cash	1,854	(1,671)
Net increase in cash and cash equivalents	139,081	3,836
Cash and cash equivalents at beginning of period	290,735	223,162
Cash and cash equivalents at end of period	$429,816	$226,998
Supplemental disclosures of cash flow information
Income taxes paid	$2,411	$3,270
Unpaid purchase consideration transferred in connection with the business combination	$5,499	$—
Unpaid redemption of noncontrolling interest	$—	$5,926
Receivable proceeds from warrant exercises	$1,747	$—

AvePoint, Inc. Non-GAAP Reconciliations (In thousands) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Non-GAAP operating income
GAAP operating income (loss)	$7,094	$(2,138)	$10,381	$(5,339)
GAAP operating margin	7.0%	(2.7)%	5.3%	(3.5)%
Stock-based compensation expense	11,143	10,538	20,763	19,996
Amortization of acquired intangible assets	546	349	1,012	702
Non-GAAP operating income	$18,783	$8,749	$32,156	$15,359
Non-GAAP operating margin	18.4%	11.2%	16.5%	10.1%

Non-GAAP gross profit
GAAP gross profit	$75,539	$59,019	$144,704	$113,111
GAAP gross margin	74.0%	75.7%	74.2%	74.2%
Stock-based compensation expense	399	115	741	986
Amortization of acquired intangible assets	399	239	732	480
Non-GAAP gross profit	$76,337	$59,373	$146,177	$114,577
Non-GAAP gross margin	74.8%	76.2%	74.9%	75.1%

Non-GAAP sales and marketing
GAAP sales and marketing	$35,773	$30,470	$70,295	$60,409
Stock-based compensation expense	(2,842)	(2,214)	(5,168)	(4,498)
Amortization of acquired intangible assets	(147)	(110)	(280)	(222)
Non-GAAP sales and marketing	$32,784	$28,146	$64,847	$55,689
Non-GAAP sales and marketing as a % of revenue	32.1%	36.1%	33.2%	36.5%

Non-GAAP general and administrative
GAAP general and administrative	$19,712	$18,184	$38,379	$35,052
Stock-based compensation expense	(5,580)	(5,559)	(10,334)	(10,526)
Non-GAAP general and administrative	$14,132	$12,625	$28,045	$24,526
Non-GAAP general and administrative as a % of revenue	13.9%	16.2%	14.4%	16.1%

Non-GAAP research and development
GAAP research and development	$12,960	$12,503	$25,649	$22,989
Stock-based compensation expense	(2,322)	(2,650)	(4,520)	(3,986)
Non-GAAP research and development	$10,638	$9,853	$21,129	$19,003
Non-GAAP research and development as a % of revenue	10.4%	12.6%	10.8%	12.5%